Exhibit 10.1

December 1, 2004

Mr. Raymond A. Jean

5014 Cedar Creek

Houston TX 77056

Dear Ray:

The purpose of this letter is to amend the severance provision of your Employment Agreement dated February 14, 2001. Section 14 of your Employment Agreement outlines the severance terms in the event of your termination for a reason other than an “Event of Termination for Cause” as defined in your Change in Control Agreement. For the sole purpose of determining your qualifications for severance from Quanex Corporation, the following is added to the definitional terms for “Event of Termination for Cause” as outlined in Section 4 of your Change in Control Agreement:

(vi) a material violation of the Company’s Code of Business Conduct & Ethics.

All other terms and conditions of your Employment Agreement remain the same.

Best regards,

/s/ Vincent R. Scorsone
Vincent R. Scorsone, Chairman
Compensation & Management Development Committee
Quanex Corporation Board of Directors

ACCEPTANCE OF TERMS OF AMENDED EMPLOYMENT AGREEMENT

/s/ Raymond A. Jean
Raymond A. Jean

12/10/04
Date

Quanex Corporation

1900 West Loop South, Suite 1500 • Houston, Texas 77027

713/961-4600  •  713/629-0113 Fax

www.quanex.com